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                                                                   EXHIBIT 23.5

CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Regions Financial Corporation of our report dated February 11, 2000 relating to the 1999 and 1998 financial statements of Park Meridian Financial Corporation, which appears in the Park Meridian Financial Corporation's Annual Report on Form 10-KSB for the year ended December 31, 2000. We also consent to the reference to us under the caption "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP


August 30, 2001